Exhibit 10.4
2007-000057-D
MEDICARE PLATINO CONTRACT AMENDMENT
(Medicaid Wraparound)
Agreement Between
Puerto Rico Health Insurance Administration (PRHIA) a public instrumentality of the Commonwealth of Puerto Rico organized pursuant to Act 72, of September 7, 1993, as amended, hereinafter referred to as the “PRHIA”, and represented by its Executive Director, Domingo Nevárez Ramírez, MHSA;

And
TRIPLE-S SALUD, INC., a private corporation duly organized and authorized to do business under the laws of the Commonwealth of Puerto Rico, with Employer Social Security Number ###-##-####, hereinafter referred to as “CONTRACTOR”, and represented by its Chief Executive Director, Socorro Rivas;

Contractor Name
For the Provision of the wraparound coverage for the Government Health Insurance Dual-Eligible
Population

WITNESSETH
In consideration of the mutual covenants and agreements hereinafter set forth; the parties, their personal representatives and successors, agree as follows:
WHEREAS: The parties entered into a contract to provide all the health care services and supplies that are covered by the contractor’s Medicare Advantage Product and the Medicaid wraparound benefits known as Medicare Platino; to serve the “dual eligible” population and the government employees qualified to participate in the Puerto Rico Health Insurance Administration program (PRHIA); during the calendar year 2009; contracts numbers 07-057, 07-057A, 07-057B, and 07-057C.
WHEREAS: The PRHIA has decided to renegotiate rates with the plans currently contracted and revise the Plan Benefit Package to assure compliance with CMS regulations for the calendar year 2009 and PRHIA population needs and services requested.
Now therefore; according to the above premise the PRHIA and Triple-S Salud, Inc. have decided to amend the contract as follows:
Article I: To amend provision 2.1 to read as follows:
     2.1 Term
This agreement is effective January 1st, 2010 and shall remain in effect until December 31, 2010 or until the execution of an extension renewal or successor Agreement approved by PRHIA Board of Directors.
Article II: To amend provision 3.1 (b) to read as follows:

     3.1 Premium Payments
a.	...

b.	The monthly premiums are attached hereto as Appendix B (1)(10) and shall be deemed incorporated into this Agreement without further action by the parties...
Article III. To amend provision 4 to reads as follows:
The service area described in Appendix A (1)(10) of this Agreement; which is hereby made part of this agreement as if set forth fully herein, is the specific geographic area within which Eligible persons shall enroll in the contractor’s Medicare Platino Product.
Article IV. To amend provision 6.5 to read as follows:
6.5	Contractor Liability
As part of the Effective Date of Enrollment, and until the Effective Date of Disenrollment from the Contractor’s product, the Contractor shall be responsible for the provision and cost of the Medicare Platino Benefit Package as described in:
Appendix	C (1) (10) Medicare Advantage Product

Appendix	C (2) (10) Medicaid Product (Wraparound) of this Agreement; With co-payments for Enrollees whose names appear on the prepaid Premium Plan Roster.
Article V. To amend provision 10.2 to read as follows:
The Medicare Platino Benefit Package and Non-Covered Services agreed to by the contractor and the PRHIA are contained in:
Appendix	C-1(10) Medicare Advantage Product

C-2(10) Medicaid Wraparound

C-3(10) Services not covered by Medicare Platino but provided by the Department of Health which are hereby made a part of this agreement as if set forth fully herein.

C-4(10) Summary of Benefits Report — The Summary Benefits (SB) included as Appendix C-4 (10) was submitted by the Medicare Advantage Association (MAO) and has yet to be approved by PRHIA Compliance Office. The Parties agree that the inclusion of the SB does not mean that the same have already been approved and that, if necessary, changes could be requested. Therefore, since the SB needs the approval of the PRHIA, this section could be amended subject to PRHIA’s review.
Article VI: To amend provision 13 to read as follows:
13.	Access Requirements

The Contractor agrees to provide enrollees access to Medicare Platino Benefit Package and Covered Services as describe in Appendix C-1(10) and C-2(10) in a manner consistent with professionally recognized standards of health care and access standards required by 42CFR Section 422.11/438.206 and Law 72 of September 7, 1993 respectively.
Article VII: All other terms provisions and conditions of the contract remains unchanged.
In witness whereof, the parties have duly executed this Amendment of the dates appearing below their respective signatures.

PUERTO RICO HEALTH	TRIPLE-S SALUD, INC.
INSURANCE ADMINISTRATION

Domingo Nevárez Ramírez, MHSA Executive Director	Socorro Rivas Chief Executive Officer Triple-S Salud, Inc.

Dr. Luis A. Marini Chief Executive Officer Triple C, Inc.

10/2/09	10/2/09

Date	Date
Cifra de Cuenta 5000-100

APPENDIX A(1)(10)
SERVICE AREA

APPENDIX A(1)(10)
TRIPLE-S SALUD, INC.

Geographic Areas:

North East Health Area	composed of the municipalities of Canóvanas, Carolina, Ceiba, Culebra, Fajardo, Loíza, Luquillo, Rio Grande, Trujillo Alto and Vieques.

West Health Area	composed of the municipalities of Aguada, Aguadilla, Añasco, Cabo Rojo, Hormigueros, Isabela, Lajas, Las Marías, Maricao, Mayaguez, Moca, Rincón, Sabana Grande, San Germán, and San Sebastián.

South East Health Area	composed of the municipalities of Aibonito, Orocovis, Arroyo, Barranquitas, Coamo, Guayama, Juana Díaz, Maunabo, Patillas, Salinas, Santa Isabel and Villalba.

East Health Area/Region	composed of Aguas Buenas, Caguas, Cayey, Cidra, Gurabo, Humacao, Juncos, Las Piedras, Naguabo, San Lorenzo, and Yabucoa.

North Health Area	composed of the municipalities of Arecibo, Barceloneta, Camuy, Ciales, Florida, Hatillo, Lares, Manatí, Morovis, Quebradillas, Utuado and Vega Baja.

Metro-North Health Area	composed of the municipalities of Bayamón, Cataño, Comerío, Corozal, Dorado, Guaynabo, Naranjito, Toa Alta, Toa Baja and Vega Alta.

South West Health Area	composed of the municipalities of Adjuntas, Guánica, Guayanilla, Jayuya, Peñuelas, Ponce and Yauco.

San Juan Region	composed only of the municipality of San Juan.

APPENDIX B(1)(10)
PREMIUM PAYMENT

Appendix B(1)(10)
Monthly Payment of Premiums per Member
by Geographic Areas
TRIPLE-S Salud, Inc. Plans
Product: SSS Selecto

DSH SNP
Blended
Area:	H4012-003
East	$35.00
Metro-North	$35.00
North	$35.00
North East	$35.00
San Juan	$35.00
South East	$35.00
South-West	$35.00
West	$35.00

C-4(10) Summary of Benefits Report — The Summary Benefits (SB) included as Appendix C-4 (10) was submitted by the Medicare Advantage Association (MAO) and has yet to be approved by PRHIA Compliance Office. The Parties agree that the inclusion of the SB does not mean that the same have already been approved and that, if necessary, changes could be requested. Therefore, since the SB needs the approval of the PRHIA, this section could be amended subject to PRHIA’s review.
Article VI: To amend provision 13 to read as follows:
13.	Access Requirements

The Contractor agrees to provide enrollees access to Medicare Platino Benefit Package and Covered Services as describe in Appendix C-1(10) and C-2(10) in a manner consistent with professionally recognized standards of health care and access standards required by 42CFR Section 422.11/438.206 and Law 72 of September 7, 1993 respectively.
Article VII: All other terms provisions and conditions of the contract remains unchanged.
In witness whereof, the parties have duly executed this Amendment of the dates appearing below their respective signatures.

PUERTO RICO HEALTH	TRIPLE-S SALUD, INC.
INSURANCE ADMINISTRATION

Domingo Nevárez Ramírez, MHSA Executive Director	Socorro Rivas Chief Executive Officer Triple-S Salud, Inc.

Dr. Luis A. Marini Chief Executive Officer Triple C, Inc.

10/2/09	10/2/09

Date	Date
Cifra de Cuenta 5000-100